Exhibit 99.1

For Immediate Release

July 22, 2026

Strong Loan Growth and Sustained Net Interest Margin Expansion Drive

1.20% Return on Average Assets and 10.34% Return on Average Equity

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $7.0 million for the quarter ended June 30, 2026 compared to $5.1 million for the quarter ended June 30, 2025, an increase of $1.9 million or 37.5%.  Diluted earnings per common share were $0.50 for the quarter ended June 30, 2026 compared to $0.36 for the quarter ended June 30, 2025, an increase of 38.9%. Annualized return on average assets was 1.20% for the quarter ended June 30, 2026 compared to 0.91% for the quarter ended June 30, 2025. Annualized return on average equity was 10.34% for the quarter ended June 30, 2026 compared to 8.06% for the quarter ended June 30, 2025.

Selected Highlights

●	Earnings Growth Momentum – Net income of $7.0 million for the quarter ended June 30, 2026 represented a 15.0% increase over the $6.1 million net income reported for the quarter ended March 31, 2026 or an annualized quarter-over-quarter increase of 60.4%. The quarter ended June 30, 2026 represented the eighth consecutive quarter of net income growth and marked the highest level of net income since the fourth quarter of 2022. Diluted earnings per common share were $0.50 for the quarter ended June 30, 2026 and represented a 16.3% increase over the $0.43 diluted earnings per common share reported for the quarter ended March 31, 2026 or an annualized quarter-over-quarter increase of 65.3%.
●	Significant Increase in Net Interest Income – For the three months ended June 30, 2026, the Company reported net interest income of $17.3 million, representing a $0.8 million or 20.0% annualized increase over the linked quarter and a $2.4 million or 16.1% increase over the prior-year quarter.
●	Sustained Net Interest Margin Expansion – Net interest margin grew by 12 basis points during the most recent quarter to 2.99% compared to 2.87% for the first quarter of 2026 and 2.69% for the second quarter of 2025. This represents the ninth consecutive quarterly net interest margin expansion.
●	Strong Loan Growth – The Company’s loan portfolio, net of unearned income, grew $41.2 million or 8.4% annualized during the second quarter of 2026. Loans, net of unearned income, increased $98.0 million or 5.1% from June 30, 2025 to June 30, 2026. Total loans exceeded $2.0 billion for the first time in the Company’s history.
●	Focus on Core Deposit Growth – The Company remains focused on driving value through core deposit growth. For the twelve months ended June 30, 2026, total deposits increased $96.1 million or 5.1%.
●	Positive Operating Leverage – Total revenue (net interest income plus non-interest income) grew 21.7% for the quarter ended June 30, 2026 relative to the quarter ended June 30, 2025, while non-interest expense increased 14.2% over the same period. This positive trend in operating leverage improved the efficiency ratio from 53.9% for the three months ended June 30, 2025 to 50.5% for the three months ended June 30, 2026.
●	Strong Asset Quality – Overall credit quality of the loan portfolio remains exceptional. As of June 30, 2026, the Company did not have any non-accrual loans and had no other real estate owned assets. A commercial Small Business Administration (“SBA”) 7(a) loan designated as non-accrual during the first quarter of 2026 was paid in full by the SBA on June 2, 2026.
●	Growing Book Value per Share and Higher Dividends – Book value per share increased from $17.83 as of June 30, 2025 to $19.40 as of June 30, 2026, an 8.8% increase. On July 21, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on August 26, 2026 to shareholders of record at the close of business on August 5, 2026.

The quarterly cash dividend represents an 11.1% increase over the quarterly cash dividend of $0.09 declared on April 28, 2026.
●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of June 30, 2026.

Chris Bergstrom, President and Chief Executive Officer, commented, “The Company achieved two significant growth milestones during the second quarter.  We exceeded $2.4 billion in total assets and surpassed $2.0 billion in gross loans.  John Marshall produced $41 million in loan growth during the second quarter and our pipeline for the third quarter looks strong.  Quarterly earnings of $7 million marked the eighth consecutive quarter of increased net income and resulted in earnings per share growth of 38.9% when compared to the second quarter of 2025.  Asset quality remains exemplary and the Bank is very well-capitalized.  As an expression of the soundness of our balance sheet and confidence in the outlook for our financial performance, the Board of Directors increased our quarterly cash dividend to $0.10 per common share.  On an annualized basis, the dividend represents a 33% increase versus a year ago.  We are pleased to have increased our return on assets to 1.20% and our return on equity to 10.34% and believe that we are well-positioned to grow the balance sheet, profits and shareholder value.”

Balance Sheet, Liquidity and Credit Quality

The Company carried balance sheet growth momentum into the second quarter of 2026 and exceeded $2.4 billion in total assets and $2.0 billion in total loans for the first time in the Company’s history.

Total assets were $2.40 billion at June 30, 2026, $2.35 billion at March 31, 2026, and $2.27 billion at June 30, 2025.  Total assets increased $50.1 million or 8.5% annualized since March 31, 2026 and $134.5 million or 5.9% from June 30, 2025.

Total loans, net of unearned income, increased $41.2 million or 8.4% annualized to $2.01 billion at June 30, 2026 compared to $1.97 billion at March 31, 2026 and increased $98.0 million or 5.1% from $1.92 billion at June 30, 2025.  The increase in loans over the preceding twelve months was primarily attributable to growth in construction & development loans and residential mortgage loans.  Refer to the Loan, Deposit and Borrowing Detail table for further information.

The carrying value of the Company’s fixed income securities portfolio was $213.7 million at June 30, 2026, $213.8 million at March 31, 2026, and $215.8 million at June 30, 2025.  During the most recent quarter, the Company purchased nine fixed income securities, designated as available-for-sale, with a total carrying amount of $17.8 million and a weighted average purchase yield of 4.39%. Fixed income securities which matured during the most recent quarter had an average yield of 1.32%. As of June 30, 2026, 95.4% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At June 30, 2026, 74.7% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow.  At June 30, 2026, the fixed income portfolio had an estimated weighted average life of 4.0 years.  The available-for-sale portfolio comprised approximately 61% of the fixed income securities portfolio and had a weighted average life of 3.5 years at June 30, 2026.  The held-to-maturity portfolio comprised approximately 39% of the fixed income securities portfolio and had a weighted average life of 4.9 years at June 30, 2026.

The Company did not have an allowance for credit losses on held-to-maturity securities as of June 30, 2026 or December 31, 2025.  As of June 30, 2026, 93.1% of our held-to-maturity portfolio carried the implied guarantee of the United States government or one of its agencies.

The Company’s balance sheet remains highly liquid.  The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $827.2 million as of June 30, 2026 compared to $881.0 million as of March 31, 2026 and represented 34.4% and 37.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $70.0 million at June 30, 2026.

Total deposits increased $5.3 million or 1.1% annualized to $1.99 billion at June 30, 2026 compared to $1.99 billion at March 31, 2026, and increased $96.1 million or 5.1% from $1.90 billion at June 30, 2025.  During the preceding twelve months, total interest-bearing deposits increased $83.2 million or 5.7%, while total non-interest bearing deposits increased $12.9 million or 2.9% over the same period. Detail on the deposit activity can be seen in the Loan,

Deposit and Borrowing Detail table.  As of June 30, 2026, the Company had $703.8 million of deposits that were not insured or not collateralized compared to $691.5 million and $656.0 million at December 31, 2025 and June 30, 2025, respectively.

Federal Home Loan Bank (“FHLB”) advances remained unchanged at $56.0 million as of June 30, 2026 compared to March 31, 2026 and June 30, 2025.  As of June 30, 2026, the FHLB advances had a weighted average fixed interest rate of 3.85%.  In addition to outstanding FHLB advances, total borrowings as of June 30, 2026 included federal funds purchased and subordinated debt totaling $40.0 million and $24.9 million, respectively.

Shareholders’ equity increased $20.1 million or 7.9% to $273.8 million at June 30, 2026 compared to $253.7 million at June 30, 2025. Book value per share was $19.40 as of June 30, 2026 compared to $17.83 as of June 30, 2025, an increase of 8.8%. The year-over-year increase in shareholders’ equity and book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss, resulting from an increase in the market value of our available-for-sale investment portfolio. These increases were partially offset by cash dividends paid and a reduction of additional paid-in capital due to the Company’s share repurchases during the period.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of June 30, 2026, the Bank’s total risk-based capital ratio was 16.7%, compared to 16.3% at both December 31, 2025 and June 30, 2025.

As of June 30, 2026, the Company did not have any non-accrual loans and had no other real estate owned. A commercial SBA 7(a) loan previously designated as non-accrual at March 31, 2026, was paid in full by the SBA on June 2, 2026. During the three months ended June 30, 2026, the Company charged-off three commercial SBA 7(a) loans in the total amount of $172 thousand. These charge-offs represented the unguaranteed portions of the loans and we expect the SBA to fully pay the guaranteed portions.

At June 30, 2026, the allowance for loan credit losses was $20.2 million or 1.00% of outstanding loans, net of unearned income, compared to $20.0 million or 1.01% of outstanding loans, net of unearned income, at March 31, 2026. The increase in the allowance for credit losses during the most recent quarter was predominantly driven by loan portfolio growth and the associated change in the portfolio mix. Asset quality remains strong. Management believes the current allowance for credit losses is appropriate given the composition and performance of the loan portfolio.

At June 30, 2026, the allowance for credit losses on unfunded loan commitments was $1.1 million compared to $1.2 million at March 31, 2026, due to a lower amount of available loan commitments.

The Company believes its owner occupied and non-owner occupied commercial real estate portfolios continue to be of sound credit quality.  The following table demonstrates their strong debt-service-coverage and loan-to-value ratios as of June 30, 2026.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	48.4%	3.0	x	54	$66,496	47.6%	2.1	x	48	$108,755
Office	56.8%	3.7	x	129	82,716	45.4%	1.7	x	61	110,553
Retail	60.8%	3.3	x	45	91,989	49.2%	1.8	x	144	452,159
Church	23.9%	2.3	x	17	23,668	40.5%	1.4	x	1	365
Hotel/Motel	- -	- -		- -	- -	50.1%	1.5	x	12	81,777
Other(4)	35.4%	3.7	x	38	66,538	44.8%	2.2	x	7	14,214
Total				283	$331,407				273	$767,823

(1)	Weighted average loan-to-value is calculated using the principal balance as of June 30, 2026 divided by the appraised value determined at origination.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCRs are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCRs are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

The following charts provide geographic detail and stated maturity summaries for the Company’s non-owner occupied office portfolio as of June 30, 2026:

Non-owner occupied office: Geography
Geography	Commitment (in thousands)	Percentage
Virginia	$75,593	65.3%
Maryland	25,850	22.4%
DC	14,187	12.3%
Total	$115,630	100.0%

Non-owner occupied office: Maturity
Maturity Year	Commitment (in thousands)	Percentage
2026	$2,690	2.3%
2027	6,498	5.7%
2028	16,913	14.6%
2029	26,115	22.6%
2030 and thereafter	63,414	54.8%
Total	$115,630	100.0%

Income Statement Review

Quarterly Results

The Company reported net income of $7.0 million for the second quarter of 2026, an increase of $1.9 million or 37.5% when compared to $5.1 million for the second quarter of 2025.

For the three months ended June 30, 2026, net interest income increased $2.4 million or 16.1% to $17.3 million compared to $14.9 million for the three months ended June 30, 2025. During the same period, interest income grew $1.9 million or 6.8%, driven by higher interest income on loans, while interest expense declined by $0.5 million or 3.9%, predominantly due to lower interest expense on all interest-bearing deposit categories.

The annualized net interest margin for the second quarter of 2026 was 2.99% compared to 2.69% for the same period in 2025. The increase in net interest margin was primarily due to increases in average balances and yields of the loan portfolio coupled with lower rates on interest-bearing deposits.

The cost of interest-bearing liabilities was 3.13% for the second quarter of 2026 compared to 3.38% for the same quarter in the prior year driven by the 26 basis point decline in rates on interest-bearing deposits. Rates declined across all deposit categories, most notably in time deposits, money market accounts, and savings accounts, which declined by 35 basis points, 28 basis points, and 18 basis points, respectively.  The yield on interest-earning assets was 5.13% for the second quarter of 2026 compared to 5.03% for the same period in 2025 primarily due to an 11 basis point increase in loan yield coupled with a 35 basis point increase in securities yield.  These increases were partially offset by a 75 basis point decrease in yield on interest-bearing deposits in other banks, as a result of three federal funds rate cuts totaling 75 basis points during the preceding twelve months.  Average loans increased by $110.5 million between the three months ended June 30, 2026 and the three months ended June 30, 2025, which was primarily attributable to origination volume in the construction & development and residential mortgage loan portfolios subsequent to June 30, 2025.

The Company recorded a $258 thousand provision for credit losses for the second quarter of 2026 compared to $537 thousand for the second quarter of 2025.  Provision for credit losses on funded loans totaled $384 thousand, while provision for credit losses on unfunded loan commitments was a recovery of $126 thousand during the three months ended June 30, 2026.  The provision for credit losses on funded loans during the most recent quarter reflected the growth of the Company’s loan portfolio, and the related change in the portfolio mix, in combination with the impact of the previously mentioned charge-offs. Recovery of the provision for credit losses on unfunded loan commitments was due to a lower amount of available loan commitments at June 30, 2026 as compared to March 31, 2026.

Non-interest income increased $936 thousand or 184.6% during the second quarter of 2026 compared to the second quarter of 2025, which was primarily attributable to a $835 thousand gain recognized on a sale of the Company’s interest in one of its equity investment units. Excluding this gain, non-interest income increased $101 thousand or 19.9% during the most recent quarter as compared to the prior year quarter, as a result of a $80 thousand increase in mark-to-market adjustments on investments related to the Company’s non-qualified deferred compensation plan, a $50 thousand increase in other fee income due to higher early termination fees on customers’ time deposits, and a $43 thousand increase in other income, as a result of receipt of a class action settlement claim from a health insurance carrier. These increases were partially offset by a $61 thousand decrease in gain on sale of SBA 7(a) loans.

Non-interest expense increased $1.2 million or 14.2% during the second quarter of 2026 compared to the second quarter of 2025 primarily resulting from an increase in salaries and employee benefits and higher marketing expense. Salaries and employee benefits increased $979 thousand, as a result of increases in incentive compensation, higher mark-to-market adjustments on the Company’s non-qualified deferred compensation plan and the impact of the annual salary merit increase. Incentive compensation accruals can fluctuate materially from quarter to quarter, based upon the Company’s financial performance and conditions measured against, among other evaluation criteria, our strategic plan and budget. At the end of each year, the ultimate determination of the incentive compensation is approved by the Board of Directors. Marketing expense increased $131 thousand mainly due to various public relations and advertising initiatives.

For the three months ended June 30, 2026, annualized non-interest expense to average assets was 1.63% compared to 1.49% for the three months ended June 30, 2025.  This increase was primarily due to the growth in non-interest expense outpacing the growth in average assets during the period.  For the three months ended June 30, 2026, the efficiency ratio declined to 50.5% compared to 53.9% for the three months ended June 30, 2025. The improvement in the efficiency ratio was due to a 21.7% growth in total revenue, which outpaced a 14.2% increase in non-interest expense over the period.

Return on average assets for the quarter ended June 30, 2026 was 1.20% and return on average equity was 10.34% compared to 0.91% and 8.06%, respectively, for the second quarter of 2025.

Year-to-Date Results

The Company reported net income of $13.1 million for the six months ended June 30, 2026, an increase of $3.2 million or 32.4% when compared to the same period in 2025.

Net interest income for the six months ended June 30, 2026 increased $4.8 million or 16.6% compared to the same period of 2025.  The annualized net interest margin for the six months ended June 30, 2026 was 2.93% as compared to 2.63% for the same period in the prior year. These increases were driven primarily by the increase in average balances and yields of the loan portfolio in combination with a decrease in rates of interest-bearing deposits.

The cost of interest-bearing liabilities was 3.14% for the six months ended June 30, 2026 compared to 3.43% for the six months ended June 30, 2025. The decrease in the cost of interest-bearing liabilities was primarily due to a 30 basis point decrease in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with a decrease in rates offered on money market, NOW and savings deposit accounts since the second quarter of 2025.  The yield on interest-earning assets was 5.10% for the six months ended June 30, 2026 compared to 5.01% for the same period in 2025. The increase in yield on interest-earning assets was primarily due to a nine basis point and a 32 basis point increase in yields on the Company’s loans and securities, respectively, as assets repriced at higher prevailing interest rates subsequent to the second quarter of 2025.  Average loans increased $108.2 million between the six months ended June 30, 2026 and 2025, which was primarily attributable to origination volume in the construction & development, and residential mortgage loan portfolios subsequent to June 30, 2025.

The Company recorded a $281 thousand provision for credit losses for the six months ended June 30, 2026 compared to a $707 thousand provision for credit losses for the six months ended June 30, 2025. The provision for credit losses during the six months ended June 30, 2026 was primarily a result of changes in the composition and volume of the loan portfolio in combination with the impact of the previously mentioned charge-offs recorded during the most recent quarter. All other model assumptions, including economic forecasts used in the quantitative portion of the model, stayed relatively stable during the period.

Non-interest income increased $716 thousand or 70.8% during the six months ended June 30, 2026 compared to the same period of 2025.  The increase was primarily driven by previously mentioned $835 thousand gain on sale of the Company’s investment unit in combination with a $51 thousand increase in other income driven by the receipt of a class action settlement claim from a health insurance carrier and a $43 thousand increase in mark-to-market adjustments on investments related to the Company’s non-qualified deferred compensation plan. These increases were partially offset by a $153 thousand decrease in bankers insurance commission coupled with a $91 thousand decline in gain on sale of SBA 7(a) loans.

Non-interest expense increased $1.9 million or 11.2% during the six months ended June 30, 2026 compared to the same period in 2025 predominantly due to a $1.5 million or 14.6% increase in salaries and employee benefits, as discussed above in the quarterly results.  Other expenses increased $301 thousand or 6.2% for the six months ended June 30, 2026 compared to the six months ended June 30, 2025.  Increases were primarily in state franchise tax and FDIC insurance, due to higher assessment bases, and an increase in marketing expense. Furniture and equipment expenses increased $63 thousand or 10.0% for the six months ended June 30, 2026 compared to the same period in 2025. The increase was due to investment and maintenance in technology.

For the six months ended June 30, 2026, annualized non-interest expense to average assets was 1.59% compared to 1.49% for the six months ended June 30, 2025.

For the six months ended June 30, 2026, the efficiency ratio was 51.8% compared to 55.1% for the six months ended June 30, 2025. The improvement in the efficiency ratio was due to an 18.4% growth in total revenue, which outpaced an 11.2% increase in non-interest expense over the period.

Return on average assets for the six months ended June 30, 2026 was 1.13% and return on average equity was 9.77% compared to 0.89% and 7.91%, respectively, for the six months ended June 30, 2025.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and consumers in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including commercial real estate, trade contractors, government contractors, health services, nonprofits, private and charter schools, professional services, property management, community associations, and title and escrow services. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including shutdowns and potential reductions in spending by the United States government, and related reductions in the federal workforce; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the United States government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

At or For the Three Months Ended	At or For the Six Months Ended
June 30	June 30
2026	2025	2026	2025
Selected Balance Sheet Data
Cash and cash equivalents	$159,026	$116,926	$159,026	$116,926
Total investment securities	224,486	226,495	224,486	226,495
Loans, net of unearned income	2,014,939	1,916,915	2,014,939	1,916,915
Allowance for loan credit losses	20,196	19,298	20,196	19,298
Total assets	2,402,421	2,267,953	2,402,421	2,267,953
Non-interest bearing demand deposits	451,543	438,628	451,543	438,628
Interest-bearing deposits	1,541,442	1,458,265	1,541,442	1,458,265
Total deposits	1,992,985	1,896,893	1,992,985	1,896,893
Federal funds purchased	40,000	16,500	40,000	16,500
Federal Home Loan Bank advances	56,000	56,000	56,000	56,000
Shareholders' equity	273,784	253,732	273,784	253,732

Summary Results of Operations
Interest income	$29,749	$27,843	$58,832	$55,147
Interest expense	12,415	12,917	24,989	26,124
Net interest income	17,334	14,926	33,843	29,023
Provision for credit losses	258	537	281	707
Net interest income after provision for credit losses	17,076	14,389	33,562	28,316
Non-interest income	1,443	507	1,728	1,012
Non-interest expense	9,490	8,313	18,413	16,561
Income before income taxes	9,029	6,583	16,877	12,767
Net income	7,019	5,103	13,121	9,913

Per Share Data and Shares Outstanding
Earnings per common share - basic	$0.50	$0.36	$0.93	$0.69
Earnings per common share - diluted	$0.50	$0.36	$0.93	$0.69
Book value per share	$19.40	$17.83	$19.40	$17.83
Weighted average common shares (basic)	14,044,290	14,221,597	14,074,329	14,222,311
Weighted average common shares (diluted)	14,044,290	14,223,418	14,074,329	14,231,142
Common shares outstanding at end of period	14,112,223	14,231,389	14,112,223	14,231,389

Performance Ratios
Return on average assets (annualized)	1.20%	0.91%	1.13%	0.89%
Return on average equity (annualized)	10.34%	8.06%	9.77%	7.91%
Net interest margin (annualized)	2.99%	2.69%	2.93%	2.63%
Non-interest income as a percentage of average assets (annualized)	0.25%	0.09%	0.15%	0.09%
Non-interest expense to average assets (annualized)	1.63%	1.49%	1.59%	1.49%
Efficiency ratio	50.5%	53.9%	51.8%	55.1%

Asset Quality
Non-performing assets to total assets	0.01%	- -%	0.01%	- -%
Non-performing loans to total loans	0.01%	- -%	0.01%	- -%
Allowance for loan credit losses to non-performing assets	75.6	x	N/M	75.6	x	N/M
Allowance for loan credit losses to total loans	1.00%	1.01%	1.00%	1.01%
Net charge-offs to average loans (annualized)	0.03%	- -%	0.01%	- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
90 days past due and still accruing interest	267	- -	267	- -
Non-accrual loans	- -	- -	- -	- -
Other real estate owned	- -	- -	- -	- -
Non-performing assets (1)	267	- -	267	- -

Capital Ratios (Bank Level)
Equity / assets	12.3%	12.2%	12.3%	12.2%
Total risk-based capital ratio	16.7%	16.3%	16.7%	16.3%
Tier 1 risk-based capital ratio	15.6%	15.3%	15.6%	15.3%
Common equity tier 1 ratio	15.6%	15.3%	15.6%	15.3%
Leverage ratio	12.9%	12.8%	12.9%	12.8%

Other Information
Number of full time equivalent employees	140	141	140	141
# Full service branch offices	8	8	8	8
(1)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	June 30	December 31,	June 30	Last Six	Year Over
	2026	2025	2025	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$6,483	$6,492	$9,415	(0.1)%	(31.1)%
Interest-bearing deposits in banks	152,543	123,482	107,511	23.5%	41.9%
Securities available-for-sale, at fair value	126,873	123,852	125,498	2.4%	1.1%
Securities held-to-maturity at amortized cost, fair value of $75,734, $77,575, and $77,448 at 6/30/2026, 12/31/2025, and 6/30/2025, respectively	86,792	88,421	90,264	(1.8)%	(3.8)%
Restricted securities, at cost	7,721	7,644	7,637	1.0%	1.1%
Equity securities, at fair value	3,100	2,843	3,096	9.0%	0.1%
Loans, net of unearned income	2,014,939	1,975,360	1,916,915	2.0%	5.1%
Allowance for loan credit losses	(20,196)	(19,805)	(19,298)	2.0%	4.7%
Net loans	1,994,743	1,955,555	1,897,617	2.0%	5.1%
Bank premises and equipment, net	1,082	1,315	1,519	(17.7)%	(28.8)%
Accrued interest receivable	6,001	5,890	5,844	1.9%	2.7%
Right of use assets	4,024	4,551	4,449	(11.6)%	(9.6)%
Other assets	13,059	12,505	15,103	4.4%	(13.5)%
Total assets	$2,402,421	$2,332,550	$2,267,953	3.0%	5.9%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$451,543	$432,733	$438,628	4.3%	2.9%
Interest-bearing demand deposits	698,048	745,323	681,230	(6.3)%	2.5%
Savings deposits	31,758	34,683	42,966	(8.4)%	(26.1)%
Time deposits	811,636	759,546	734,069	6.9%	10.6%
Total deposits	1,992,985	1,972,285	1,896,893	1.0%	5.1%
Federal funds purchased	40,000	- -	16,500	N/M	N/M
Federal Home Loan Bank advances	56,000	56,000	56,000	- -%	- -%
Subordinated debt, net	24,916	24,875	24,833	0.2%	0.3%
Accrued interest payable	2,055	2,124	2,280	(3.2)%	(9.9)%
Lease liabilities	4,265	4,819	4,800	(11.5)%	(11.1)%
Other liabilities	8,416	6,809	12,915	23.6%	(34.8)%
Total liabilities	2,128,637	2,066,912	2,014,221	3.0%	5.7%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,112,223 at 6/30/2026 including 67,821 unvested shares, 14,214,603 at 12/31/2025 including 68,547 unvested shares, and 14,231,389 at 6/30/2025 including 50,033 unvested shares	140	141	142	(0.7)%	(1.4)%
Additional paid-in capital	93,918	95,699	96,485	(1.9)%	(2.7)%
Retained earnings	187,485	176,913	165,594	6.0%	13.2%
Accumulated other comprehensive loss	(7,759)	(7,115)	(8,489)	9.1%	(8.6)%
Total shareholders' equity	273,784	265,638	253,732	3.1%	7.9%
Total liabilities and shareholders' equity	$2,402,421	$2,332,550	$2,267,953	3.0%	5.9%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$27,224	$25,220	7.9%	$53,811	$50,027	7.6%
Interest on investment securities, taxable	1,268	1,071	18.4%	2,434	2,102	15.8%
Interest on investment securities, tax-exempt	9	9	- -%	18	18	- -%
Dividends	119	121	(1.7)%	234	244	(4.1)%
Interest on deposits in other banks	1,129	1,422	(20.6)%	2,335	2,756	(15.3)%
Total interest and dividend income	29,749	27,843	6.8%	58,832	55,147	6.7%

Interest Expense
Deposits	11,517	12,001	(4.0)%	23,190	24,300	(4.6)%
Federal funds purchased	4	2	100.0%	4	2	100.0%
Federal Home Loan Bank advances	545	565	(3.5)%	1,097	1,124	(2.4)%
Subordinated debt	349	349	- -%	698	698	- -%
Total interest expense	12,415	12,917	(3.9)%	24,989	26,124	(4.3)%

Net interest income	17,334	14,926	16.1%	33,843	29,023	16.6%

Provision for Credit Losses	258	537	(52.0)%	281	707	(60.3)%

Net interest income after provision for credit losses	17,076	14,389	18.7%	33,562	28,316	18.5%

Non-interest Income
Service charges on deposit accounts	86	86	- -%	171	168	1.8%
Other service charges and fees	184	141	30.5%	322	294	9.5%
Gain on sale of other assets	835	- -	N/M	835	- -	N/M
Insurance commissions	29	33	(12.1)%	93	246	(62.2)%
Gain on sale of government guaranteed loans	- -	61	(100.0)%	6	97	(93.8)%
Non-qualified deferred compensation plan asset gains, net	262	182	44.0%	249	206	20.9%
Other income	47	4	N/M	52	1	N/M
Total non-interest income	1,443	507	184.6%	1,728	1,012	70.8%

Non-interest Expenses
Salaries and employee benefits	6,157	5,178	18.9%	11,777	10,277	14.6%
Occupancy expense of premises	396	407	(2.7)%	802	814	(1.5)%
Furniture and equipment expenses	347	315	10.2%	693	630	10.0%
Other expenses	2,590	2,413	7.3%	5,141	4,840	6.2%
Total non-interest expenses	9,490	8,313	14.2%	18,413	16,561	11.2%

Income before income taxes	9,029	6,583	37.2%	16,877	12,767	32.2%

Income Tax Expense	2,010	1,480	35.8%	3,756	2,854	31.6%

Net income	$7,019	$5,103	37.5%	$13,121	$9,913	32.4%

Earnings Per Share
Basic	$0.50	$0.36	38.9%	$0.93	$0.69	34.8%
Diluted	$0.50	$0.36	38.9%	$0.93	$0.69	34.8%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2026			2025
	June 30	March 31	December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income	$29,749	$29,082		$29,164		$28,945	$27,843		$27,305
Interest expense	12,415	12,573		13,224		13,345	12,917		13,208
Net interest income	17,334	16,509		15,940		15,600	14,926		14,097
Provision for credit losses	258	23		624		356	537		170
Non-interest income	1,443	284		409		653	507		505
Non-interest expenses	9,490	8,923		7,971		9,034	8,313		8,248
Income before income taxes	9,029	7,848		7,754		6,863	6,583		6,184
Income tax expense	2,010	1,746		1,838		1,459	1,480		1,374
Net income	$7,019	$6,101		$5,916		$5,404	$5,103		$4,810

Financial Performance:
Return on average assets (annualized)	1.20%	1.06%		1.01%		0.94%	0.91%		0.87%
Return on average equity (annualized)	10.34%	9.19%		8.89%		8.31%	8.06%		7.76%
Net interest margin (annualized)	2.99%	2.87%		2.73%		2.72%	2.69%		2.58%
Non-interest income as a percentage of average assets (annualized)	0.25%	0.05%		0.07%		0.11%	0.09%		0.09%
Non-interest expense to average assets (annualized)	1.63%	1.54%		1.36%		1.57%	1.49%		1.50%
Efficiency ratio	50.5%	53.1%		48.8%		55.6%	53.9%		56.5%

Per Share Data:
Earnings per common share - basic	$0.50	$0.43		$0.42		$0.38	$0.36		$0.34
Earnings per common share - diluted	$0.50	$0.43		$0.42		$0.38	$0.36		$0.34
Book value per share	$19.40	$19.00		$18.69		$18.27	$17.83		$17.72
Dividends declared per share	$0.09	$0.09	$	- -	$	- -	$0.30	$	- -
Weighted average common shares (basic)	14,044,290	14,125,649		14,142,249		14,172,953	14,221,597		14,223,046
Weighted average common shares (diluted)	14,044,290	14,125,649		14,142,249		14,172,953	14,223,418		14,241,114
Common shares outstanding at end of period	14,112,223	14,112,259		14,214,603		14,216,781	14,231,389		14,275,885

Non-interest Income:
Service charges on deposit accounts	$86	$85		$81		$87	$86		$82
Other service charges and fees	184	138		142		135	141		153
Gain on sale of other assets	835	- -		- -		- -	- -		- -
Insurance commissions	29	64		24		58	33		213
Gain on sale of government guaranteed loans	- -	6		119		106	61		36
Non-qualified deferred compensation plan asset gains (losses), net	262	(13)		38		158	182		24
Other income (loss)	47	4		5		109	4		(3)
Total non-interest income	$1,443	$284		$409		$653	$507		$505

Non-interest Expenses:
Salaries and employee benefits	$6,157	$5,621		$4,758		$5,693	$5,178		$5,099
Occupancy expense of premises	396	406		326		405	407		407
Furniture and equipment expenses	347	346		326		329	315		316
Other expenses	2,590	2,550		2,561		2,607	2,413		2,426
Total non-interest expenses	$9,490	$8,923		$7,971		$9,034	$8,313		$8,248

Balance Sheets at Quarter End:
Total loans, net of unearned income	$2,014,939	$1,973,743		$1,975,360		$1,938,108	$1,916,915		$1,870,472
Allowance for loan credit losses	(20,196)	(19,983)		(19,805)		(19,714)	(19,298)		(18,826)
Investment securities	224,486	224,367		222,760		216,119	226,495		226,163
Interest-earning assets	2,391,968	2,339,171		2,321,602		2,309,005	2,250,921		2,255,154
Total assets	2,402,421	2,352,350		2,332,550		2,324,544	2,267,953		2,272,432
Total deposits	1,992,985	1,987,728		1,972,285		1,968,828	1,896,893		1,922,175
Total interest-bearing liabilities	1,662,358	1,610,427		1,620,427		1,602,757	1,555,598		1,565,165
Total shareholders' equity	273,784	268,147		265,638		259,692	253,732		252,958

Quarterly Average Balance Sheets:
Total loans, net of unearned income	$1,978,806	$1,974,165		$1,946,386		$1,912,275	$1,868,290		$1,868,303
Investment securities	227,693	225,904		220,324		221,802	229,171		231,479
Interest-earning assets	2,327,773	2,331,813		2,319,551		2,275,386	2,224,806		2,220,730
Total assets	2,339,582	2,343,457		2,331,563		2,289,352	2,238,955		2,233,761
Total deposits	1,968,881	1,977,321		1,970,486		1,934,456	1,883,425		1,884,969
Total interest-bearing liabilities	1,589,802	1,618,347		1,601,506		1,571,390	1,530,811		1,540,974
Total shareholders' equity	272,346	269,327		264,175		257,993	254,071		251,559

Financial Measures:
Average equity to average assets	11.6%	11.5%		11.3%		11.3%	11.3%		11.3%
Investment securities to earning assets	9.4%	9.6%		9.6%		9.4%	10.1%		10.0%
Loans to earning assets	84.2%	84.4%		85.1%		83.9%	85.2%		82.9%
Loans to assets	83.9%	83.9%		84.7%		83.4%	84.5%		82.3%
Loans to deposits	101.1%	99.3%		100.2%		98.4%	101.1%		97.3%

Capital Ratios (Bank Level):
Equity / assets	12.3%	12.2%		12.2%		12.1%	12.2%		11.9%
Total risk-based capital ratio	16.7%	16.5%		16.3%		16.6%	16.3%		16.5%
Tier 1 risk-based capital ratio	15.6%	15.4%		15.2%		15.5%	15.3%		15.4%
Common equity tier 1 ratio	15.6%	15.4%		15.2%		15.5%	15.3%		15.4%
Leverage ratio	12.9%	12.6%		12.5%		12.7%	12.8%		12.6%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2026					2025
	June 30		March 31			December 31			September 30			June 30		March 31
Loans	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total
Commercial business loans	$51,062	2.5%		$48,905	2.5%		$49,729	2.5%		$46,486	2.4%	$43,158	2.3%		$46,479	2.5%
Commercial PPP loans	- -	- -%		- -	- -%		124	0.0%		124	0.0%	124	0.0%		124	0.0%
Commercial owner-occupied real estate loans	331,407	16.5%		321,858	16.3%		323,486	16.4%		327,269	16.9%	320,061	16.7%		318,087	17.1%
Total business loans	382,469	19.0%		370,763	18.8%		373,339	18.9%		373,879	19.3%	363,343	19.0%		364,690	19.6%

Investor real estate loans	767,823	38.3%		762,158	38.8%		756,620	38.5%		770,405	39.9%	777,591	40.7%		759,002	40.7%
Construction & development loans	227,132	11.3%		228,591	11.6%		222,659	11.3%		193,444	10.0%	186,409	9.7%		173,270	9.3%
Multi-family loans	97,260	4.8%		92,913	4.7%		93,511	4.7%		93,477	4.8%	94,415	4.9%		95,556	5.1%
Total commercial real estate loans	1,092,215	54.4%		1,083,662	55.1%		1,072,790	54.5%		1,057,326	54.7%	1,058,415	55.3%		1,027,828	55.1%

Residential mortgage loans	534,000	26.6%		513,650	26.1%		522,990	26.5%		501,104	25.9%	489,522	25.6%		472,747	25.3%
Consumer loans	663	0.0%		760	0.0%		1,157	0.1%		1,029	0.1%	998	0.1%		809	0.0%
Total loans	$2,009,347	100.0%		$1,968,835	100.0%		$1,970,276	100.0%		$1,933,338	100.0%	$1,912,278	100.0%		$1,866,074	100.0%
Less: Allowance for loan credit losses	(20,196)			(19,983)			(19,805)			(19,714)		(19,298)			(18,826)
Net deferred loan costs	5,592			4,908			5,084			4,770		4,637			4,398
Net loans	$1,994,743			$1,953,760			$1,955,555			$1,918,394		$1,897,617			$1,851,646

	2026					2025
	June 30		March 31			December 31			September 30			June 30		March 31
Deposits	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total
Non-interest bearing demand deposits	$451,543	22.7%		$458,197	23.1%		$432,733	21.9%		$446,925	22.7%	$438,628	23.1%		$437,822	22.8%
Interest-bearing demand deposits:
NOW accounts(1)	332,551	16.7%		362,057	18.2%		380,029	19.3%		366,655	18.6%	344,931	18.2%		355,752	18.5%
Money market accounts(1)	365,497	18.3%		372,107	18.7%		365,294	18.5%		360,640	18.3%	336,299	17.7%		349,634	18.2%
Savings accounts	31,758	1.6%		33,525	1.7%		34,683	1.8%		39,427	2.0%	42,966	2.3%		42,583	2.2%
Certificates of deposit
$250,000 or more	371,047	18.7%		340,851	17.1%		337,605	17.1%		337,800	17.2%	324,343	17.1%		322,630	16.8%
Less than $250,000	82,626	4.1%		80,058	4.0%		84,710	4.3%		85,719	4.4%	80,500	4.2%		79,305	4.1%
QwickRate® certificates of deposit	- -	0.0%		- -	0.0%		249	0.0%		249	0.0%	249	0.1%		249	0.0%
IntraFi® certificates of deposit	36,351	1.8%		39,047	2.0%		35,096	1.8%		29,451	1.5%	27,015	1.4%		36,522	1.9%
Brokered deposits	321,613	16.1%		301,886	15.2%		301,886	15.3%		301,962	15.3%	301,962	15.9%		297,678	15.5%
Total deposits	$1,992,985	100.0%		$1,987,728	100.0%		$1,972,285	100.0%		$1,968,828	100.0%	$1,896,893	100.0%		$1,922,175	100.0%

Borrowings
Federal funds purchased	$40,000	33.1%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$16,500	17.0%	$	- -	0.0%
Federal Home Loan Bank advances	56,000	46.3%		56,000	69.2%		56,000	69.2%		56,000	69.3%	56,000	57.5%		56,000	69.3%
Subordinated debt, net	24,916	20.6%		24,896	30.8%		24,875	30.8%		24,854	30.7%	24,833	25.5%		24,812	30.7%
Total borrowings	$120,916	100.0%		$80,896	100.0%		$80,875	100.0%		$80,854	100.0%	$97,333	100.0%		$80,812	100.0%

Total deposits and borrowings	$2,113,901			$2,068,624			$2,053,160			$2,049,682		$1,994,226			$2,002,987

Core customer funding sources (2)	$1,671,372	80.0%		$1,685,842	82.5%		$1,670,150	82.3%		$1,666,617	82.3%	$1,594,682	81.0%		$1,624,248	82.1%
Wholesale funding sources (3)	417,613	20.0%		357,886	17.5%		358,135	17.7%		358,211	17.7%	374,711	19.0%		353,927	17.9%
Total funding sources	$2,088,985	100.0%		$2,043,728	100.0%		$2,028,285	100.0%		$2,024,828	100.0%	$1,969,393	100.0%		$1,978,175	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand® IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate(3)	Average Balance	Expense	Rate(3)
Assets:
Securities:
Taxable	$225,425	$2,668	2.39%	$228,940	$2,346	2.07%
Tax-exempt(1)	1,378	22	3.22%	1,379	22	3.22%
Total securities	$226,803	$2,690	2.39%	$230,319	$2,368	2.07%
Loans, net of unearned income(2):
Taxable	1,956,807	53,449	5.51%	1,851,710	49,770	5.42%
Tax-exempt(1)	19,691	459	4.70%	16,586	325	3.95%
Total loans, net of unearned income	$1,976,498	$53,908	5.50%	$1,868,296	$50,095	5.41%
Interest-bearing deposits in other banks	$126,480	$2,335	3.72%	$124,164	$2,756	4.48%
Total interest-earning assets	$2,329,781	$58,933	5.10%	$2,222,779	$55,219	5.01%
Total non-interest earning assets	11,727			13,020
Total assets	$2,341,508			$2,235,799
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$357,407	$3,720	2.10%	$343,682	$3,961	2.32%
Money market accounts	369,827	4,361	2.38%	343,810	4,600	2.70%
Savings accounts	34,051	138	0.82%	42,574	211	1.00%
Time deposits	761,456	14,971	3.96%	724,806	15,528	4.32%
Total interest-bearing deposits	$1,522,741	$23,190	3.07%	$1,454,872	$24,300	3.37%
Federal funds purchased	222	4	3.63%	92	2	4.38%
Subordinated debt	24,893	698	5.65%	24,810	698	5.67%
Federal Home Loan Bank advances	55,917	1,097	3.96%	56,000	1,124	4.05%
Total interest-bearing liabilities	$1,603,773	$24,989	3.14%	$1,535,774	$26,124	3.43%
Demand deposits	450,336			429,322
Other liabilities	16,554			17,975
Total liabilities	$2,070,663			$1,983,071
Shareholders’ equity	$270,845			$252,728
Total liabilities and shareholders’ equity	$2,341,508			$2,235,799

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$33,944	1.96%		$29,095	1.58%
Less: tax-equivalent adjustment		101			72
Net interest income and spread (GAAP)		$33,843	1.95%		$29,023	1.57%

Interest income/earning assets			5.09%			5.00%
Interest expense/earning assets			2.16%			2.37%
Net interest margin			2.93%			2.63%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $101 thousand and $72 thousand for the six months ended June 30, 2026 and June 30, 2025, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate(3)	Average Balance	Expense	Rate(3)
Assets:
Securities:
Taxable	$226,316	$1,387	2.46%	$227,792	$1,192	2.10%
Tax-exempt(1)	1,377	11	3.20%	1,379	11	3.20%
Total securities	$227,693	$1,398	2.46%	$229,171	$1,203	2.11%
Loans, net of unearned income(2):
Taxable	1,959,821	27,045	5.54%	1,851,793	25,092	5.43%
Tax-exempt(1)	18,985	227	4.80%	16,497	163	3.96%
Total loans, net of unearned income	$1,978,806	$27,272	5.53%	$1,868,290	$25,255	5.42%
Interest-bearing deposits in other banks	$121,274	$1,129	3.73%	$127,345	$1,422	4.48%
Total interest-earning assets	$2,327,773	$29,799	5.13%	$2,224,806	$27,880	5.03%
Total non-interest earning assets	11,809			14,149
Total assets	$2,339,582			$2,238,955
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$343,551	$1,793	2.09%	$330,306	$1,834	2.23%
Money market accounts	364,861	2,178	2.39%	348,321	2,318	2.67%
Savings accounts	33,141	69	0.84%	42,092	107	1.02%
Time deposits	766,465	7,477	3.91%	728,908	7,742	4.26%
Total interest-bearing deposits	$1,508,018	$11,517	3.06%	$1,449,627	$12,001	3.32%
Federal funds purchased	440	4	3.65%	182	2	4.41%
Subordinated debt	24,904	349	5.62%	24,820	349	5.64%
Federal Home Loan Bank advances	56,440	545	3.87%	56,182	565	4.03%
Total interest-bearing liabilities	$1,589,802	$12,415	3.13%	$1,530,811	$12,917	3.38%
Demand deposits	460,863			433,798
Other liabilities	16,571			20,275
Total liabilities	$2,067,236			$1,984,884
Shareholders’ equity	$272,346			$254,071
Total liabilities and shareholders’ equity	$2,339,582			$2,238,955

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$17,384	2.00%		$14,963	1.65%
Less: tax-equivalent adjustment		50			37
Net interest income and spread (GAAP)		$17,334	2.00%		$14,926	1.64%

Interest income/earning assets			5.13%			5.02%
Interest expense/earning assets			2.14%			2.33%
Net interest margin			2.99%			2.69%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $50 thousand and $37 thousand for the three months ended June 30, 2026 and June 30, 2025, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.